Exhibit 99


                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                      THREE MONTHS ENDED DECEMBER 31, 2003
                                   (unaudited)

                                                        CERBCO, Inc.                         CERBCO, Inc.            INEI
                                                        Consolidated       Eliminations      Unconsolidated       Corporation

Sales                                                     $       -    (A)   $  (109,619)       $     -           $    109,619
                                                         ----------          -----------        --------          ------------

Costs and Expenses:
  Cost of sales                                                   -    (A)      (242,899)              -               242,899
  Selling, general and administrative expenses              164,303    (A)      (941,836)        164,303               941,836
                                                         ----------          -----------        --------          ------------
    Total Costs and Expenses                                164,303           (1,184,735)        164,303             1,184,735
                                                         ----------          -----------        --------          ------------

Operating Loss                                             (164,303)           1,075,116        (164,303)           (1,075,116)
Gain on Sale of Property and Equipment - Net                      -    (A)      (693,977)              -               693,977
Investment Income                                            36,908                    -          36,908                     -
Interest Expense                                                  -                    -               -                     -
Other Income - Net                                          169,330    (A)      (148,878)        169,330               148,878
                                                         ----------          -----------        --------          ------------

Earnings (Loss) Before Income Taxes                          41,935              232,261          41,935              (232,261)

Provision (Credit) for Income Taxes                               -                    -               -                     -
                                                         ----------          -----------        --------          ------------

Earnings (Loss) from Continuing Operations                   41,935              232,261          41,935              (232,261)

Loss from Discontinued Operations - Net                     (90,899)   (A)       (90,899)              -                     -
                                                         ----------          -----------        --------          ------------

NET EARNINGS (LOSS)                                       $ (48,964)   (B)   $   141,362        $ 41,935          $   (232,261)
                                                         ==========          ===========        ========          ============

                                                                     Exhibit 99


                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                       SIX MONTHS ENDED DECEMBER 31, 2003
                                   (unaudited)

                                                        CERBCO, Inc.                     CERBCO, Inc.         INEI
                                                        Consolidated    Eliminations    Unconsolidated    Corporation

Sales                                                   $         - (C) $(1,892,501)      $       -       $ 1,892,501
                                                        -----------     -----------      ----------       -----------

Costs and Expenses:
  Cost of sales                                                   - (C)  (1,863,077)              -         1,863,077
  Selling, general and administrative expenses              329,900 (C)  (1,696,926)        329,900         1,696,926
                                                        -----------     -----------      ----------       -----------
    Total Costs and Expenses                                329,900      (3,560,003)        329,900         3,560,003
                                                        -----------     -----------      ----------       -----------

Operating Loss                                             (329,900)      1,667,502        (329,900)       (1,667,502)
Gain on Sale of Property and Equipment - Net                      - (C)  (5,756,769)              -         5,756,769
Investment Income                                           101,844 (C)        (216)        101,844               216
Interest Expense                                                  - (C)      22,333               -           (22,333)
Other Income (Expense) - Net                               (582,443)(C)     (88,744)       (582,443)           88,744
                                                        -----------     -----------      ----------       -----------

Earnings (Loss) Before Income Taxes                        (810,499)     (4,155,894)       (810,499)        4,155,894

Provision (Credit) for Income Taxes                               - (C)    (895,000)              -           895,000
                                                        -----------     -----------      ----------       -----------

Earnings (Loss) from Continuing Operations                 (810,499)     (3,260,894)       (810,499)        3,260,894

Earnings from Discontinued Operations - Net               1,276,197 (C)   1,276,197               -                 -
                                                        -----------     -----------      ----------       -----------

NET EARNINGS (LOSS)                                      $  465,698 (D) $(1,984,697)      $(810,499)      $ 3,260,894
                                                        ===========     ===========      ==========       ===========

                                                                     Exhibit 99
                                  CERBCO, Inc.
               CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                                DECEMBER 31, 2003
                                   (unaudited)

                                                             CERBCO, Inc.                      CERBCO, Inc.         INEI
                                                             Consolidated     Eliminations    Unconsolidated    Corporation
ASSETS
Current Assets:
  Cash and cash equivalents                                   $16,395,436      $         -      $ 7,721,032     $ 8,674,404
  Marketable securities                                         8,063,877                -        8,063,877               -
  Accounts receivable                                             612,676                -           42,517         570,159
  Inventories                                                     163,203                -                -         163,203
  Prepaid and refundable taxes                                     14,379                -                -          14,379
  Prepaid expenses and other                                       64,850                -            6,402          58,448
                                                             ------------      -----------      -----------     -----------
                                      TOTAL CURRENT ASSETS     25,314,421                -       15,833,828       9,480,593

Investment in subsidiary                                                -  (E)  (3,654,915)       3,654,915               -

Property, Plant and Equipment - net of accumulated
  depreciation                                                    360,464                -            5,728         354,736

Other Assets:
  Cash surrender value of SERP life insurance                   2,348,767                -        2,020,438         328,329
  Marketable securities                                         1,055,357                -        1,055,357               -
  Deferred income taxes - net of valuation allowance                    -                -                -               -
  Deposits and other                                               44,489                -           44,489               -
                                                             ------------      -----------      -----------     -----------

                                              TOTAL ASSETS    $29,123,498      $(3,654,915)     $22,614,755     $10,163,658
                                                             ============      ===========      ============    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities                       $541,157      $         -      $    72,635     $   468,522
  Income taxes payable                                             10,000                -                -          10,000
                                                             ------------      -----------      -----------     -----------

                                 TOTAL CURRENT LIABILITIES        551,157                -           72,635         478,522
Accrued SERP liability                                          3,087,535                -        2,741,314         346,221
                                                             ------------      -----------      -----------     -----------
                                         TOTAL LIABILITIES      3,638,692                -        2,813,949         824,743
                                                             ------------      -----------      -----------     -----------

Non-Owned Interests                                             5,684,000(C)(E)  5,684,000                -               -
                                                             ------------      -----------      -----------     -----------

Stockholders' Equity:
  Common stock                                                    119,690  (E)    (176,087)         119,690         176,087
  Class B Common stock                                             29,105  (E      (11,904)          29,105          11,904
  Additional paid-in capital                                    7,578,028  (E)  (4,022,323)       7,578,028       4,022,323
  Retained earnings                                            12,073,983(D)(E) (6,318,214)      12,073,983       6,318,214
  Treasury stock                                                        -  (E)   1,189,613                -      (1,189,613)
                                                             ------------      -----------      -----------     -----------
                               TOTAL STOCKHOLDERS' EQUITY      19,800,806       (9,338,915)      19,800,806       9,338,915
                                                             ------------      -----------      -----------     -----------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $29,123,498      $(3,654,915)     $22,614,755     $10,163,658
                                                             ============      ===========      ============    ===========

                                                                     Exhibit 99

                                  CERBCO, Inc.
                        CONSOLIDATING ELIMINATION ENTRIES
                                DECEMBER 31, 2003
                                   (unaudited)

                                      (A)
Sales                                                                                  $  109,619
Gain on sale of property and equipment - net                                              693,977
Other income                                                                              148,878
Loss from discontinued operations - net                                                    90,899
Non-owned interests                                                                       141,362
   Cost of sales                                                                                        $  242,899
   Selling, general and administrative expenses                                                            941,836
To eliminate the discontinued operations of INEI Corporation for the three months ended December 31, 2003.

                                      (B)
Current year operations adjustments                                                    $  141,362
  Retained earnings                                                                                     $  141,362
To close out impact of eliminating entries on current quarter's statement of operations.

                                      (C)
Sales                                                                                  $1,892,501
Gain on sale of property and equipment - net                                            5,756,769
Investment income                                                                             216
Other income                                                                               88,744
   Cost of sales                                                                                        $1,863,077
   Selling, general and administrative expenses                                                          1,696,926
   Interest expense                                                                                         22,333
   Provision for income taxes                                                                              895,000
   Earnings from discontinued operations - net                                                           1,276,197
   Non-owned interests                                                                                   1,984,697
To eliminate the discontinued operations of INEI Corporation for the three months ended December 31, 2003.

                                      (D)
Retained earnings                                                                      $1,984,697
   Current year operations adjustments                                                                  $1,984,697
To close out impact of eliminating entries on six months' statement of operations.

                                      (E)
Common stock                                                                           $  176,087
Class B stock                                                                              11,904
Additional paid-in capital                                                              4,022,323
Retained earnings                                                                       4,333,517
  Treasury stock                                                                                        $1,189,613
  Non-owned interests                                                                                    3,699,303
  Investment in subsidiary                                                                               3,654,915
To eliminate investment in INEI Corporation.